                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           SMITH MICRO SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          [SMITH MICRO SOFTWARE LOGO]



April 30, 1999


Dear Smith Micro Stockholders:

    We are pleased to invite you to our 1999 Annual Meeting which will be held at the corporate headquarters of the Company, located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, May 26, 1999, at 10:00 a.m., Pacific Daylight Savings Time.

     The Annual Meeting will begin with a report on the Company's progress, followed by a discussion and stockholder questions. Voting on election of directors and other matters is also scheduled. The items to be voted on are addressed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

    Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete and return the enclosed proxy card to ensure that your shares will be represented. A postage pre-paid envelope has been provided for your convenience. By returning the proxy card, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the meeting.

    We look forward to seeing you at the Annual Meeting.



                                   Sincerely,

                                   /s/ WILLIAM W. SMITH, JR.
                                   William W. Smith, Jr.
                                   Chairman of the Board,
                                   President and Chief Executive Officer

                           SMITH MICRO SOFTWARE, INC.

                  --------------------------------------------

                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                                  MAY 26, 1999

                  --------------------------------------------

To the Stockholders of Smith Micro Software, Inc.:

        Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Smith Micro Software, Inc. (the "Company") will be held at the Company's corporate headquarters, located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, May 26, 1999, at 10:00 a.m., Pacific Daylight Savings Time, for the following purposes:

        1. To elect two (2) directors to serve on the Company's Board of Directors until the 2002 Annual Meeting;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for fiscal year 1999; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The close of business on April 19, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE to ensure your representation at the Annual Meeting. A self-addressed, postage pre-paid envelope is enclosed for your convenience. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting.

        A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING IN ORDER TO CONSTITUTE A QUORUM. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED.

                             YOUR VOTE IS IMPORTANT

                                  By Order of the Board of Directors,
                                  RHONDA L. SMITH
                                  Secretary
                                  Aliso Viejo, California
                                  April 30, 1999

                           SMITH MICRO SOFTWARE, INC.

                  --------------------------------------------

                                 PROXY STATEMENT

                  --------------------------------------------

        This Proxy Statement and the enclosed proxy card are furnished in connection with the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Smith Micro Software, Inc. ("Smith Micro" or the "Company"), which will be held at the Company's corporate headquarters located at 51 Columbia, Suite 200, Aliso Viejo, California 92656, on Thursday, May 26, 1999, at 10:00 a.m., Pacific Daylight Savings Time. Stockholders of record at the close of business on April 19, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 19, 1999, there were 14,483,862 shares of Common Stock outstanding, $.001 par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

        A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. The Company's inspector of elections for the Annual Meeting will count abstentions and so-called "broker non-votes" (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others) for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. Abstentions are also counted in tabulating the total number of votes cast on matters voted on by the stockholders at the Annual Meeting. Broker non-votes are not counted for purposes of determining either the number of votes cast on any matter voted on by the stockholders or whether such matter has been approved.

        Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made on proxies, such proxies will be voted FOR the election of the nominees named under the caption "Election of Directors" as directors of the Company, and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditor of the Company for 1999.

        The enclosed proxy is being solicited by the Company's Board of Directors and is revocable at any time prior to its exercise. A proxy may be revoked by delivery of a written revocation to the Secretary of the Company, by presentation of a subsequent proxy, properly signed, or by attendance at the Annual Meeting and voting in person.

        This Proxy Statement, the enclosed proxy card and the Company's Annual Report for the year ended December 31, 1998, are scheduled to be mailed commencing on or about April 30, 1999 to stockholders of record on April 19, 1999.

        The principal executive offices of the Company are located at 51 Columbia, Suite 200, Aliso Viejo, California 92656. The Company's phone number is (949) 362-5800.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information known to the Company as of April 19, 1999, with respect to beneficial ownership of the Company's Common Stock by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director and nominee for director, (iii) the Chief Executive Officer and each other Named Executive Officer of the Company (as such term is defined below under the caption "Executive Compensation and Related Information"), and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders.


NAME AND ADDRESS OF                  AMOUNT OF COMMON STOCK       PERCENTAGE OF COMMON
BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED(2)       STOCK BENEFICIALLY OWNED
-------------------                   ---------------------       ------------------------
Rhonda L. Smith and
William W. Smith, Jr. (3)                    9,801,914                   67.58%

Robert W. Scheussler (4)                        67,771                     *

Mark W. Nelson (5)                              31,500                     *

Thomas G. Campbell (6)                          17,500                     *

David M. Stastny (7)                            10,000                     *

All directors and executive
officers as a group (6 persons) (8)          9,938,685                   67.91%

----------
*       Less than 1%.

(1) Unless otherwise indicated, (i) each named individual's address is 51 Columbia, Aliso Viejo, California 92656 and (ii) the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Applicable percentage ownership is based on 14,483,862 shares of Common Stock outstanding as of April 19, 1999. Shares of common stock subject to options that are exercisable as of April 19, 1999 or exercisable within 60 days after such date are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(3) Rhonda Smith and William Smith, Jr. are married to one another and own their shares as community property. The Smiths' beneficial ownership of the Company's Common Stock includes 11,134 shares and 9,110 shares issuable upon the exercise of currently exercisable options held by Mr. Smith and Ms. Smith, respectively.

(4) Mr. Scheussler's beneficial ownership of the Company's Common Stock consists of 66,771 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after April 19, 1999.

(5) Mr. Nelson's beneficial ownership of the Company's Common Stock consists of 22,500 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after April 19, 1999.

(6) Mr. Campbell's beneficial ownership of the Company's Common Stock consists of 17,500 shares issuable upon the exercise of currently exercisable options.

(7) Mr. Stastny's beneficial ownership of the Company's Common Stock includes 10,000 shares issuable upon the exercise of currently exercisable options.

(8) Includes 137,015 shares of Common Stock subject to stock options exercisable as of March 30, 1999, or within 60 days after such date.

                        EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth certain information regarding all executive officers of the Company as of April 19, 1999.

NAME                             AGE             POSITION
----                             ---             --------
William W. Smith, Jr.            51              Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer

Rhonda L. Smith                  48              Vice-Chairman of the Board,
                                                 Secretary and Treasurer

Robert W. Scheussler             52              Senior Vice President
                                                 -Operations, Chief
                                                 Technical Officer and
                                                 Director

Mark W. Nelson                   38              Vice President-Finance and
                                                 Chief Financial Officer

        Mr. Smith co-founded the Company and has served as Chairman of the Board, President and Chief Executive Officer since its inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a B.A. in Business Administration from Grove City College.

        Ms. Smith co-founded the Company and serves as the Vice-Chairman of the Board, Secretary and Treasurer. She also served as Executive Vice President and Chief Operating Officer from the Company's inception until August 1998. Ms. Smith holds an A.A. from Orange Coast College and she attended California State University Long Beach, majoring in Business Administration.

        Mr. Scheussler joined the Company in May 1995 and since that time has served as Senior Vice President-Engineering and Chief Technical Officer. From May 1995 to April 1997 he was also Vice President of Operations. From February 1996 to the present, Mr. Scheussler has been a member of the Board of Directors. Prior to joining the Company, from June 1973 to May 1995, Mr. Scheussler held positions with Rockwell International Corporation, most recently as the Director-Architecture and Technology at the company's Information Systems Center. Mr. Scheussler holds a B.S. in Industrial Engineering from Pennsylvania State University and an M.S. in Operations Research from Polytechnic University in New York. He also completed the Executive Program at Stanford University.

        Mr. Nelson joined the Company in October 1997 and since that time has served as Vice President-Finance and Chief Financial Officer. From November 1992 to October 1997, Mr. Nelson was Chief Financial Officer and Director of MIS for Airdrome Parts Co. From February 1993 to October 1997, he also served as Airdrome's Secretary, and from January 1996 to May 1997 he was its Director of Operations. From August 1986 to November 1992, Mr. Nelson held various positions with Deloitte & Touche LLP, including Audit Manager. Mr. Nelson received a B.S. and M.Acc. in Financial Accounting and Audit from Brigham Young University.

        Officers are elected by, and serve at the discretion of, the Board of Directors. William Smith and Rhonda Smith are married to each other. There are no other family relationships among the Company's officers or directors.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table sets forth the compensation earned by (i) the Company's Chief Executive Officer and (ii) each of the three other most highly compensated executive officers of the Company whose total cash salary and bonus for the fiscal year ended December 31, 1998 exceeded $100,000 (hereafter, with the Chief Executive Officer, referred to as the "Named Executive Officers"), for the three fiscal years ended December 31, 1998, 1997 and 1996, respectively. No other executive officer's total salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998.


                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION
                                           ----------------------------------   ------------
                                                                      OTHER
                                                                      ANNUAL     SECURITIES         ALL OTHER
         NAME AND                          SALARY          BONUS      COMPEN-    UNDERLYING        COMPENSATION
    PRINCIPAL POSITION         YEAR         ($)             ($)      SATION($)    OPTIONS(#)            ($)
    ------------------         ----        ------          -----     ---------   -----------       ------------
WILLIAM W. SMITH, JR.          1998        275,000            0          0               0           1,417(1)
Chairman of the Board,         1997        275,000            0          0               0           1,900(1)
President and Chief            1996        275,000       95,258(2)       0          11,134           9,057(3)
Executive Officer

RHONDA L. SMITH                1998        177,375            0          0               0           1,417(1)
Executive Vice President,      1997        225,000            0          0               0           1,900(1)
Secretary and Treasurer        1996        225,000       95,258(2)       0           9,110           9,057(3)

ROBERT W. SCHEUSSLER           1998        200,000            0          0          15,000           1,417(1)
Senior Vice                    1997        200,000            0          0          40,000           1,900(1)
President-Engineering and      1996        200,000            0          0           7,500          11,595(3)
Chief Technical Officer

MARK W. NELSON                 1998        120,000       36,667          0          15,000           1,184(1)
Vice President-Finance         1997         18,231            0          0          60,000               0
and Chief Financial            1996           0               0          0               0               0
Officer

-------------------------

(1) These amounts represent contributions made by the Company on behalf of the Named Executive Officer to the Company's 401(k) Plan.

(2) The Company has a management bonus plan under which the Chief Executive Officer, the Executive Vice President and other executives of the Company are eligible to receive bonuses in the event the Company achieves certain performance targets based upon the Company's pre-tax profits. See "Compensation Committee Report on Executive Compensation," below. For 1996, William Smith, Jr. and Rhonda Smith each received a bonus of $95,258 under the plan.

(3) These amounts represent contributions made by the Company on behalf of the Named Executive Officer to the Company's Money Purchase Plan, Deferred Profit Sharing Plan and/or 401(k) Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information with respect to the stock option grants made during 1998 to the Named Executive Officers. No stock appreciation rights were granted during the fiscal year ended December 31, 1998 to the Named Executive Officers.


                                                                                                      POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL
                                                                                                    RATES OF STOCK
                                                                                                  PRICE APPRECIATION
                                                                                                     FOR OPTION
                                          INDIVIDUAL GRANTS                                            TERM(1)
                      ---------------------------------------------------------------------       -----------------
                       NUMBER OF                  PERCENT OF
                      SECURITIES                    TOTAL
                      UNDERLYING                   OPTIONS
                         STOCK                    GRANTED TO       EXERCISE
                        OPTIONS        GRANT      EMPLOYEES        PRICE PER     EXPIRATION
NAME                  GRANTED(#)(2)    DATE      IN 1998(%)(3)    SHARE($)(4)       DATE           5%           10%
----                  -------------    ----      -------------    -----------    ----------        --           ---
William W. Smith, Jr.     --             --            --              --             --           --           --

Rhonda L. Smith           --             --            --              --             --           --           --

Robert W. Scheussler    15,000        9/22/98          2.9           1.440          9/22/08      13,584       34,425

Mark W. Nelson          15,000        9/22/98          2.9           1.440          9/22/08      13,584       34,425

----------------------

(1) There is no assurance provided to any Named Executive Officer or any other holder of the Company's Common Stock that the actual stock price appreciation over the applicable 10-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2) Each option was granted under the Company's 1995 Stock Option Plan (the "1995 Plan"). The shares subject to each option will vest over the optionee's period of service as follows: 25% of the option shares upon the optionee's completion of one year of service with the Company measured from the grant date and the remaining option shares in 36 successive equal monthly installments upon the optionee's completion of each additional month of service thereafter. The shares subject to each option will immediately vest in the event the Company is acquired by merger or asset sale, unless the option is assumed by the acquiring company. The Compensation Committee, as administrator of the Company's 1995 Plan, has the discretionary authority to provide for the accelerated vesting of the option shares in the event the optionee's employment is terminated within a designated period following (i) an acquisition of the Company in which those options are assumed or (ii) a hostile take-over of the Company, whether by tender offer for more than 50% of the Company's outstanding voting securities or a change in a majority of the members of the Board of Directors through one or more contested elections for membership on the Board of Directors. Each option has a maximum term of ten years, subject to earlier termination following the optionee's cessation of service with the Company.

(3) The Company granted options to employees to purchase a total of 510,000 shares of Common Stock for the fiscal year ended December 31, 1998.

(4) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUE

        The following table sets forth certain information with respect to the Named Executive Officers concerning the unexercised options held by them at the end of the 1998 fiscal year. No Named Executive Officer exercised any options or stock appreciation rights during 1998, and none of the Named Executive Officers held any stock appreciation rights at the end of such year.

                                   NUMBER OF                   VALUE OF UNEXERCISED
                                  UNEXERCISED                      IN-THE-MONEY
                              OPTIONS AT YEAR END              OPTIONS AT YEAR END
                                     (#)                              ($)(1)
                              -------------------              --------------------
                                EXERCISABLE/                      EXERCISABLE/
NAME                            UNEXERCISABLE                      UNEXERCISABLE
----                          -------------------              --------------------
William W. Smith, Jr.           11,134 / 0                             0 / 0

Rhonda L. Smith                  9,110 / 0                             0 / 0

Robert W. Scheussler            57,135 / 50,365                        0 / 9,345

Mark W. Nelson                  17,500 / 57,500                        0 / 9,345


(1) Calculated based on the market price of $2.06 per share, the closing sale price per share of the Company's Common Stock on December 31, 1998, the last trading day in 1998, minus the exercise price of the option, multiplied by the number of shares subject to the option. Of the outstanding options held by the Named Executive Officers, only one option grant was in-the-money at end of the 1998 fiscal year.


              MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

   None of the Named Executive Officers has an employment agreement with the Company, and the employment of each of the Named Executive Officers may accordingly be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors, as administrator of the 1995 Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer and any unvested shares actually held by such individual under the 1995 Plan in the event such officer's employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale in which the vesting of those options and shares does not accelerate or (ii) a hostile take-over of the Company effected through a successful tender for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the members of the Board of Directors as a result of one or more contested elections for membership on the Board of Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   It is the responsibility of the Compensation Committee of the Company's Board of Directors to make recommendations to the Board of Directors with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the 1995 Plan with respect to stock option grants and direct stock issuances made thereunder to such officers and other key employees. The following is a summary of the policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

   GENERAL COMPENSATION POLICY. Under the supervision of the Compensation Committee, the Company has developed a compensation policy that is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the Company's financial success. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to that performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary that reflects individual performance and expertise and is designed to be competitive with salary levels in effect at companies of similar size in the industry; (ii) variable performance awards payable in cash or equity and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   FACTORS. The principal factors that were considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future years.

   o BASE SALARY The base salary levels for the executive officers were established for the 1998 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

   o ANNUAL INCENTIVE COMPENSATION. The Company has established a management bonus plan for the President and Chief Executive Officer and other Company executive officers. Under this plan, the President and Chief Executive Officer may earn an annual bonus up to an amount equal to 2.0% of the Company's pre-tax profits for the year, but in no event may the bonus exceed such individual's base salary for the year. The Executive Vice President may also earn an annual bonus up to an amount equal to 2.0% of the Company's pre-tax profit for the year, but not more than his or her base salary for such year. Such bonus payments are subject to the further condition that the Company achieve a pre-tax profit margin of not less than 28.0%, as measured prior to the payment of any bonus to the President and Chief Executive Officer or the Executive Vice President. The management bonus plan also provides for a bonus pool for the remaining employees of the Company in an amount not to exceed 2.0% of the Company's pre-tax profits for the year. The Compensation Committee will make recommendations to the Board of Directors as to the actual dollar amount of the bonus pool for the year and the portion to be allocated to the employees selected for participation for the year. Because the Company did not achieve a pre-tax profit margin of at least 28.0% in 1998, no bonuses were awarded under the plan for the 1998 fiscal year.

   o LONG-TERM INCENTIVE COMPENSATION. The Company has also implemented the 1995 Plan as a long-term equity incentive program for the Company's executive officers and other key employees. Each option grant under the 1995 Plan is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in the Company. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

   Each option grant will allow the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

   o CEO COMPENSATION. In setting the base salary for William Smith, Jr., the Company's President and Chief Executive Officer, the Compensation Committee sought to provide him with a level of salary competitive with the salaries paid to chief executive officers of similarly-sized companies in the industry. There was no intent on the Compensation Committee's part to have this particular component of Mr. Smith's compensation affected to any significant degree by Company's performance factors.

   COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for 1999 will exceed that limit. The Company's 1995 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

   It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.


                                     COMPENSATION COMMITTEE

                                     Thomas G. Campbell
                                     David M. Stastny (effective April 19, 1999)


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Company's Compensation Committee during 1998 were Messrs. Campbell and Eger. Mr. Eger resigned as a director effective in April 1999 and Mr. Stastny was appointed as a member of the Company's Board of Directors to fill that vacancy. Neither of Messrs. Campbell and Eger was an officer or employee of the Company at any time during the year ended December 31, 1998. No executive officer of the Company served on the Board of Directors or compensation committee of any entity that has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

                             STOCK PERFORMANCE GRAPH

   The following graph and information compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Midcap 400 Index and the S&P Midcap Computer Software & SVC Index for the same period.

CUMULATIVE TOTAL STOCKHOLDER RETURN*

                                                            INDEXED RETURNS
                                          BASE                YEARS ENDING
                                         PERIOD    ----------------------------------
COMPANY / INDEX                        19 SEP 95   DEC 95    DEC 96   DEC 97   DEC 98
-------------------------------------------------------------------------------------
SMITH MICRO SOFTWARE, INC.                 100      46.55    33.62    13.79    14.22
S&P MIDCAP 400 (SOFTWARE & SVC)            100     111.97   105.75   119.21   172.71
S&P MIDCAP 400 INDEX                       100     103.89   123.83   163.77   187.41

   The graph covers the period from September 19, 1995, the effective date of the Company's initial public offering to December 31, 1998. The graph assumes that $100 was invested on the Company's Common Stock on September 19, 1995, and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   The preceding Stock Performance Graph and the Compensation Committee Report are not considered proxy solicitation material and are not deemed filed with the Securities and Exchange Commission (the "SEC"). Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "1934 Act"), that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                  COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

   Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year 1998, its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons, except that Mr. Smith and Ms. Smith filed a Form 5 on February 11, 1999, relating to a joint gift of 17,000 shares of the Company' Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

   The Company's Certificate of Incorporation and Bylaws provide for the Company's Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms that expire in different years. At each annual meeting of stockholders, the successors to the class of directors whose term expires at the time are elected to hold office for a term of three years, so that the term of one class of directors expires at each annual meeting. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

   The Company has five directors: William W. Smith, Jr., Rhonda L. Smith, Robert W. Scheussler, Thomas G. Campbell and David M. Stastny. Mr Stastny was appointed as a director on April 19, 1999 to fill an existing vacancy on the Board. Messrs. Smith and Stastny comprise the class of directors whose term expires as of the Annual Meeting. Messrs. Scheussler and Campbell comprise the class of directors whose term expires in 2000. Ms. Smith comprises the class of directors whose term expires in 2001.

   The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for the election of the nominees for election named below to hold office until the date of the Company's 2002 Annual Meeting of Stockholders or until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. In the unanticipated event that any such nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person nominated by the Board of Directors. The nominees for election have agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve.


NOMINEE AND DIRECTORS

   NOMINEE. The names of and certain information about the nominee for director are set forth below:

NAME                                      AGE             POSITION
----                                      ---             --------
William W. Smith, Jr. (1)                 51              Chairman of the Board,
                                                          President and Chief
                                                          Executive Officer

David M Stastny (2)(3)                    44              Director

-------------------------

(1) Member of the Nominating Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.


   Information regarding Mr. Smith is included under the heading "Executive Officers of the Company."

   Mr. Stastny was appointed as a director of the Company April 19, 1999. He is currently serving as the Managing Director of Centaur Partners, LLC, a high technology consulting firm and a Managing Director of Osprey Venture, L.P., a venture capital firm. From 1996 to November 1998, he served as the Managing Director of SoundView Venture Partners, LLC. From 1993 to 1996 Mr. Stastny held the position of Managing Director of Investment Banking for Oppenheimer & Company. From 1991 to 1993 he served as Vice President of Investment Banking for Robertson, Stephens, & Company. From 1989 to 1990, he was the Vice President of Sales for Netwise, Inc. Mr. Stastny holds a B.S. in Business

 Administration from the University of Colorado.

   CONTINUING DIRECTORS. The name of and certain information about the directors comprising the class of directors whose term expires in 2000 are set forth below:

NAME                                      AGE             POSITION
----                                      ---             --------
Robert W. Scheussler                      51              Senior Vice
                                                          President-Engineering, Chief
                                                          Technical Officer and
                                                          Director

Thomas G. Campbell(1)(2)                  47              Director

-------------------------

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

   Information regarding Mr. Scheussler is included under the heading "Executive Officers of the Company."

   Mr. Campbell became a director of the Company in July 1995. From March 1999 to the present, he has served as the President of King Printing, Inc. From July 1996 to the March 1999 he was the Vice President of Operations of Complete Concepts, Ltd., a manufacturer and distributor of women's accessories. From November 1995 to July 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds. From February 1995 to November 1995, he served as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1990 to February 1995, he served in several senior management positions at Hayes, including Vice President of Operations and Business Development and as Chief Operating Officer and a member of the Board of Directors of Practical Peripherals, a Hayes subsidiary. Prior to 1989, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University.

   The name of and certain information about the director comprising the class of directors whose term expires in 2001 are set forth below:

NAME                                      AGE             POSITION
----                                      ---             --------
Rhonda L. Smith (1)                       48              Vice Chairman of the Board,
                                                          Secretary and Treasurer

-------------------------

(1) Member of the Nominating Committee.

   Information regarding Ms. Smith is included under the heading "Executive Officers of the Company."

BOARD MEETINGS AND COMMITTEES

   During 1998, the Board of Directors held four meetings and took one action by unanimous written consent in lieu of meetings. Each director of the Company attended at least 75% of the meetings and participated in at least 75% of the actions by written consent of the Board of Directors during 1998 and the committees of the Board of Directors of which such person is a member, to the extent he or she was a director at the time. The action by unanimous written consent addressed the acquisition of assets from Mitek Systems, Inc.

   The Board has three committees: a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee administers the Company's executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the exclusive authority to administer the 1995 Plan and to award stock options and direct stock issuances under that plan to the Company's officers. The Compensation Committee, whose members were Messrs. Campbell and Eger during 1998, held no meetings during 1998 but took five actions by written consent in lieu of meetings in such year. Four of the actions by unanimous written consent addressed stock option grants and one action by unanimous written consent addressed amendments to the 1995 Plan.

   The Audit Committee supervises and makes recommendations and decisions with respect to the periodic audits of the Company's financial results. The Audit Committee, whose members were Messrs. Campbell and Eger during 1998, held one meeting and took no actions by written consent in lieu of meetings during 1998.

   The Nominating Committee's members are Mr. Smith and Ms. Smith. The Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and nominates, with the approval of the Board of Directors, new members of the Board of Directors to be submitted to the stockholders for election at the annual meetings. The Nominating Committee held one meeting to nominate and appoint Mr. Stastny as a member of the Board of Directors and took no actions by written consent in lieu of meetings during 1999.

COMPENSATION OF DIRECTORS

   The directors do not receive compensation for services on the Board of Directors or any committee thereof but are reimbursed for their out-of-pocket expenses in serving on the Board of Directors. Non-employee members of the Board of Directors are eligible to receive periodic option grants pursuant to the Automatic Option Grant Program in effect under the 1995 Plan and will be eligible to receive discretionary awards under the 1995 Plan's Discretionary Option Grant and Stock Issuance Programs.

   Each non-employee director will receive an option grant for 10,000 shares in connection with his or her initial appointment to the Board of Directors. Each such option will have an exercise price per share equal to the closing sale price per share of Common Stock on the grant date and a maximum term of 10 years measured from the grant date. Each option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, in the event the optionee ceases to serve as a member of the Board of Directors prior to vesting in the option shares. The option shares will vest in a series of four successive equal annual installments over the optionee's period of service on the Board of Directors, with the first installment to vest upon his or her completion of one year of serving as a member of the Board of Directors measured from the grant date. The option shares will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while still serving as a member of the Board of Directors.

   At each Annual Meeting of Stockholders, each individual who will continue to serve as a non-employee member of the Board of Directors will receive an additional option grant for 2,500 shares, provided such individual has served on the Board of Directors for at least six months. Each option will have an exercise price per share equal to the closing sale price per share of Common Stock on the date of the Annual Stockholders Meeting and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee's cessation of service on the Board of Directors. The option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise paid per share, should the optionee stop serving as a member of the Board of Directors prior to the completion of one year of service measured from the grant date. On May 22, 1998, in connection with their continuing service on the Board of Directors, Messrs. Campbell and Eger each received an option grant of 2,500 shares at an exercise price of $3.06 per share, the fair market value per share of Common Stock, on the date of grant. On April 19, 1999, in connection with his appointment to the Board of Directors, Mr. Stastny received an option grant of 10,000 shares at an exercise price of $2.00 per share, the fair market value per share of Common Stock, on the date of grant.


STOCKHOLDER APPROVAL

   The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented at the Annual Meeting is required for approval of the election of the nominees as members of the Board of Directors of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE OR THEIR SUBSTITUTE AS SET FORTH HEREIN.

                                   PROPOSAL 2


                     RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

   The accounting firm of Deloitte & Touche LLP served as the independent auditor for the Company for the fiscal year ended December 31, 1998. The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1999 and has further directed that the selection of the auditor be submitted for ratification by the stockholders at the Annual Meeting. Neither Deloitte & Touche LLP nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's independent auditor. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

   Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection by an affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote thereat, the Audit Committee and the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

   A stockholder who intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders must have submitted such proposal to the Company for inclusion in the Company's 2000 Proxy Statement and proxy card relating to such meeting not later than December 31, 1999. Stockholder proposals must be mailed to the attention of the Company's Secretary at the Company's corporate headquarters located at 51 Columbia, Suite 200, Aliso Viejo, California 92656. In addition, the proxy solicited by the Board of Directors for next year's Annual Meeting of Shareholders will confer discretionary authority to move on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal, on or before March 16, 2000.

                                  OTHER MATTERS

   Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

   The Company's Annual Report for the fiscal year ended December 31, 1998, including audited financial statements, is being sent with this Proxy Statement to all stockholders of record as of April 19, 1999.

   COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO MARK W. NELSON, CHIEF FINANCIAL OFFICER, SMITH MICRO SOFTWARE, INC., 51 COLUMBIA, ALISO VIEJO, CALIFORNIA 92656.

                              COSTS OF SOLICITATION

   Proxies will be solicited by mail. The Company will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy materials to beneficial owners of the Common Stock. All costs associated with the solicitation of proxies will be borne by the Company. Proxies in the accompanying form which are properly executed, duly returned to the Company's management and not subsequently revoked will be voted as specified thereon.



                                    By Order of the Board of Directors,
                                    RHONDA L. SMITH
                                    Secretary
                                    Aliso Viejo, California
                                    April 30, 1999

PROXY


                           SMITH MICRO SOFTWARE, INC.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints William W. Smith, Jr. and Rhonda L. Smith, and each of them, as proxyholder, with full power of substitution, to represent, vote and act with respect to all shares of Common Stock, $.001 par value per share, of Smith Micro Software, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders, to be held on May 26, 1999 at 10:00 a.m., Pacific Daylight Savings Time, at the Company's corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656, or at any adjournment thereof, with all the powers the undersigned would possess if personally present as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF THE PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.


                 (Continued and to be signed on reverse side.)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                         PLEASE MARK    [X]
                                                         YOUR VOTE AS
                                                         INDICATED IN
                                                         THIS SAMPLE


1. Election of two (2) persons                            FOR ALL NOMINEES
   to be directors:  William W. Smith, Jr.                  LISTED BELOW
                     David M. Stastny                   (EXCEPT AS MARKED TO        WITHOUT
                                                         THE CONTRARY BELOW)       AUTHORITY
                                                                [ ]                   [ ]

  Instruction: To without authority to vote for any individual nominee, write that nominee's name on the space below:

  ___________________________________________________

2. Ratification of the appointment of Deloitte &       FOR   AGAINST  ABSTAIN
   Touche LLP as the Company's independent auditor     [ ]     [ ]      [ ]
   for the fiscal year ending December 31, 1999.

3. Transaction of such other business as may properly come before this meeting and any adjournment thereof.

           I DO        DO NOT
           [ ]          [ ]    EXPECT TO ATTEND THE MEETING

                               PLEASE SIGN AND DATE BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE MATTERS LISTED ABOVE. This Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by this Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD. IF ANY OTHER BUSINESS IS REPRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.


Signature(s)_________________________________________ Date______________________
Please date this Proxy and sign exactly as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE